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                                                                   EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


In connection with the foregoing Registration Statement of Advantage Life Products, Inc. on Form S-8 dated June 12, 1997, to be filed with the U.S. Securities and Exchange Commission, we hereby consent to the incorporation by reference herein to our report on Advantage Life Products, Inc., dated December 18, 1996, which appears in the Company's Annual Report, Form 10KSB/A, for the year ended April 30, 1996, as amended.


Tampa, Florida
June 12, 1997


/s/ Guida & Jimenez, P.A.
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Guida & Jimenez, P.A.